SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 JUNE 15, 2009


                              ENTECH  SOLAR, INC.
               --------------------------------------------------
               (Exact Name of Registrant as specified in charter)


  Delaware                          0-16936                      33-0123045
-----------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
  of incorporation)                 File Number)            Identification No.)


    13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas       76177
------------------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code:   817/ 379-0100


        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 15, 2009 Entech Solar, Inc. (the "COMPANY"), announced the promotion of Sandra (Sandy) J. Martin to Chief Financial Officer of the Company, effective immediately.

Ms. Martin previously was Corporate Controller and Chief Accounting Officer since she joined the Company in March 2009. Ms. Martin will continue to report directly to Frank W. Smith, the Company's Chief Executive Officer.

Ms. Martin is a Certified Public Accountant with 25 years of financial management expertise. Before joining the Company, Ms. Martin served as Vice President of Investor Relations for Sally Beauty Holdings from October 2006 through June 2008. Prior to that, she held several positions with Pier 1 Imports from March 1992 through October 2006, including Director of Financial Reporting & Investments and Director of Financial Planning & Analysis.

Ms. Martin earned an MBA from the M.J. Neeley School of Business at Texas Christian University and a BBA in Accounting from the University of Texas at Arlington.

A copy of a press release issued today is furnished as Exhibit 99.1 to this report.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1     Press Release dated June 15, 2009.

 ______________________________________________________________________________

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENTECH SOLAR, INC.


By:  /s/ Frank W. Smith
------------------------------------
     Frank W. Smith
     Chief Executive Officer


Date:  June 15, 2009




EXHIBIT INDEX
-------------


99.1     Press release dated June 15, 2009

ENTECH SOLAR, INC. LOGO - [GRAPHIC OMITTED]
-------------------------------------------



                    ENTECH SOLAR APPOINTS SANDY J. MARTIN AS
                            CHIEF FINANCIAL OFFICER


FORT WORTH, TX - June 15, 2009 - Entech Solar (OTC BB: ENSL.OB), a leading developer of concentrating solar energy systems, announced today that Sandy J. Martin has been named Chief Financial Officer of the Company, effective June 11, 2009. Ms. Martin is a CPA, MBA and has served in finance and accounting leadership positions primarily with publicly-held companies during the past 25 years. At Entech Solar, she is responsible for the Company's finance and investor relations strategy, accounting, SEC reporting, treasury and financial planning & analysis.

Ms. Martin joined Entech Solar in March 2009 as Corporate Controller and was appointed Chief Accounting Officer in April 2009. Since joining the Company, she has directed the restructuring of the Finance & Accounting organization through a transitional move of the headquarters from New Jersey to Texas.

"I am pleased to announce this promotion. Sandy brings significant finance and accounting experience from publicly traded companies, including investor relations and capital raise capabilities," stated Frank Smith, Entech Solar CEO. "Since joining the Company a few months ago, Sandy has focused on driving costs out of the business and developing a platform for Entech to approach the capital markets with strategic growth plans."

Ms. Martin added, "I am very pleased to accept this new role for the Company and look forward to providing financial leadership and stewardship as we position the Company for product launch next year. With Entech's next-generation products, the Company has a very exciting growth story that I am eager to communicate to both industry and investor constituencies."

Before joining the Company, Ms. Martin held leadership positions in finance and accounting with increasing responsibilities for companies including Sally Beauty Holdings and Pier 1 Imports. Ms. Martin began her career as an auditor for a national public accounting firm. Ms. Martin earned an M.B.A. from the M.J. Neeley School of Business at Texas Christian University and a B.B.A. in Accounting from the University of Texas at Arlington.


ABOUT  ENTECH  SOLAR
Entech Solar is a leading developer of concentrating solar energy systems. Entech designs modules that provide both electricity and thermal energy by utilizing its proprietary concentrating photovoltaic technologies in its
SolarVolt and ThermaVolt systems, both of which produce cost-competitive distributed energy for a variety of commercial and industrial applications. For more information, please visit www.entechsolar.com.
                                   -------------------

ENTECH SOLAR PRESS CONTACT:
Jessica Bloomgarden
jbloomgarden@entechsolar.com
----------------------------

ENTECH SOLAR INVESTOR RELATIONS CONTACT:
Chris Witty
(646) 438-9385
cwitty@darrowir.com
-------------------